FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

April 18, 2012
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank announced earnings of $2,186,000 for the three months ended March 31, 2012 which represents a $526,000 increase from the $1,660,000 recorded during the same three month period of last year.  The improved earnings reflect the benefits attributed to the Company’s acquisition of North Penn Bancorp, Inc. which closed during the second quarter of 2011.    Earnings per share on a fully diluted basis were $.67 in the first quarter of this year compared to $.60 in the first quarter of 2011.  The annualized return on average assets was 1.31% in the first quarter of 2012 and the annualized return on average equity was 9.81%.
Total assets were $685.5 million as of March 31, 2012, an increase of $154.6 million over the prior year total.  Total loans increased $129.0 million over the prior year due primarily to the North Penn acquisition.  This growth includes the impact of the sale of $4.1 million of residential mortgage loans to reduce the Company’s interest rate risk position.  Commercial loans increased $98.2 million compared to the prior year due primarily to an increase in commercial real estate loans.  Residential mortgage loan balances increased $28.5 million, while installment loans increased $2.3 million.  Total loans have increased $21.2 million, or 4.6% as compared to December 31, 2011.  Total deposits grew $149.1 million over the past twelve months which includes a $96.1 million increase in demand and savings accounts and a $53.0 million increase in certificates of deposit.  Total deposits have increased $20.4 million, or 3.9%, as compared to December 31, 2011.  Stockholders’ equity increased $20.3 million, or 30%, during the past year, due to the acquisition and retention of earnings.
Non-performing assets totaled $10.1 million or 1.48% of total assets at March 31, 2012 comprised of $9.0 million of non-performing loans and $1.1 million of Foreclosed Real Estate Owned, compared to $10.7 million of non-performing assets or 1.60% of total assets at December 31, 2011. The $600,000 decrease recorded during the quarter includes the sale of a property previously carried in Foreclosed Real Estate at $2.0 million.  As of March 31, 2011, non-performing assets totaled $8.3 million.  Net charge-offs for the three month period ending March 31, 2012 were $190,000 which represents an increase compared to $56,000 of net charge-offs during the first quarter of last year.  Based on the current composition of the loan portfolio, management determined that it would be prudent to provide additional reserves and added $350,000 to the allowance for loan losses compared to $220,000 during the same period of last year.  The allowance for loan losses was 1.17% of total loans outstanding on March 31, 2012 compared to 1.19% on December 31, 2011 and 1.65% on March 31, 2011.
Net interest income (fully taxable equivalent) was $6,505,000 during the first quarter of 2012 which is $43,000 lower than the $6,548,000 recorded during the prior three month period ended December 31, 2011 but $1.5 million higher than the comparable three month period of last year.  The net interest margin was also negatively impacted by lower rates on new loan closings and the downward repricing of investment securities, resulting in a decrease of five basis points on the yield of earning assets while the cost of funds decreased only two basis points compared to the prior quarter.  As a result, the net interest margin (fte) declined from 4.21% in the fourth quarter of 2011 to 4.18% for the three months ended March 31, 2012.   Compared to the same period of last year, the net interest margin (fte) improved from 3.98% to 4.18% due to the mix of the balance sheet including an increase in lower costing funds.
Other income totaled $1,291,000 in the first quarter of 2012 compared to $1,208,000 during the same period of last year.  The $83,000 increase in other income includes a $41,000 increase in the amount of gains recognized from the sale of loans and securities in each period as well as a $42,000 improvement in all other service charges and fees compared to the first quarter of last year.  During the current period, the Company recognized a gain of $402,000 from the sale of securities compared to $212,000 in the prior-year period.
Operating expenses totaled $4,147,000 in the first quarter and were $613,000 higher than the same period of last year, but include normal operating costs of five new offices related to the acquisition of North Penn Bancorp, Inc.  Employment costs were $450,000 higher than the same period of last year while occupancy and equipment costs rose $89,000.
Mr. Critelli stated that “Our first quarter results reflect the full value of the North Penn transaction.  A solid loan base funded with core deposits has provided improved net interest income and we are pleased with the growth that has resulted from opportunities in our new markets.  As we work our way through this prolonged economic downturn, we will continue to stress credit quality as a top priority.  Our core earnings have been strengthened, our net interest margin has improved, and our capital base continues to exceed peer and “well capitalized” targets.  We believe that we are well positioned to capitalize on opportunities available to us, and we look forward to serving our growing base of stockholders and customers as the economy slowly recovers from the recent turmoil.”
Norwood Financial Corp. is the parent company of Wayne Bank which operates from sixteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:
(dollars in thousands)	Three months ended March 31,
	2012	2011
Net interest income	$6,187	$4,781
Tax equivalent basis adjustment using 34% marginal tax rate	318	269
Net interest income on a fully taxable equivalent basis	$6,505	$5,050

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2012	2011
ASSETS
Cash and due from banks	$14,250	$5,670
Interest-bearing deposits with banks	5,991	13,864
Federal funds sold	0	0
Cash and cash equivalents	20,241	19,534

Securities available for sale	148,489	143,104
Securities held to maturity, fair value 2012: $175 and 2011: $177	171	170
Loans receivable (net of unearned Income)	479,082	350,128
Less: Allowance for loan losses	5,618	5,780
Net loans receivable	473,464	344,348
Investment in FHLB Stock, at cost	3,413	3,193
Bank premises and equipment, net	7,468	4,798
Bank owned life insurance	12,003	8,333
Foreclosed real estate owned	1,143	948
Accrued interest receivable	2,690	2,191
Goodwill and other intangibles	10,475	0
Other assets	5,972	4,307
TOTAL ASSETS	$685,529	$530,926

LIABILITIES
Deposits:
Non-interest bearing demand	$78,339	$62,736
Interest-bearing	467,853	334,384
Total deposits	546,192	397,120
Short-term borrowings	15,854	25,465
Other borrowings	27,625	35,000
Accrued interest payable	1,333	1,342
Other liabilities	5,664	3,424
TOTAL LIABILITIES	596,668	462,351

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2012: 3,371,866 shares, 2011: 2,840,872 shares	337	284
Surplus	24,686	9,867
Retained earnings	63,513	59,507
Treasury stock, at cost: 2012: 97,392 shares, 2011: 78,960 shares	(2,831)	(2,388)
Accumulated other comprehensive income	3,156	1,305
TOTAL STOCKHOLDERS' EQUITY	88,861	68,575

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$685,529	$530,926

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31		Three Months Ended March 31
	2012	2011	2012	2011
INTEREST INCOME
Loans receivable, including fees	$6,373	$4,928	$6,373	$4,928
Securities	1,026	1,090	1,026	1,090
Other	4	8	4	8
Total Interest income	7,403	6,026	7,403	6,026

INTEREST EXPENSE
Deposits	961	885	961	885
Short-term borrowings	11	24	11	24
Other borrowings	244	336	244	336
Total Interest expense	1,216	1,245	1,216	1,245
NET INTEREST INCOME	6,187	4,781	6,187	4,781
PROVISION FOR LOAN LOSSES	350	220	350	220
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,837	4,561	5,837	4,561

OTHER INCOME
Service charges and fees	554	549	554	549
Income from fiduciary activities	98	113	98	113
Net realized gains on sales of securities	402	212	402	212
Gains on sale of loans and servicing rights	(6)	143	(6)	143
Earnings and proceeds on life insurance policies	132	94	132	94
Other	111	97	111	97
Total other income	1,291	1,208	1,291	1,208

OTHER EXPENSES
Salaries and employee benefits	2,151	1,701	2,151	1,701
Occupancy, furniture and equipment	487	398	487	398
Data processing related	232	215	232	215
Taxes, other than income	152	129	152	129
Professional Fees	209	134	209	134
Merger related expenses	18	267	18	267
FDIC Insurance assessment	99	120	99	120
Foreclosed real estate owned	122	19	122	19
Other	677	551	677	551
Total other expenses	4,147	3,534	4,147	3,534

INCOME BEFORE TAX	2,981	2,235	2,981	2,235
INCOME TAX EXPENSE	795	575	795	575
NET INCOME	$2,186	$1,660	$2,186	$1,660

Basic earnings per share	$0.67	$0.60	$0.67	$0.60

Diluted earnings per share	$0.67	$0.60	$0.67	$0.60

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2012	2011

Net interest income	$6,187	$4,781
Net income	2,186	1,660

Net interest spread (fully taxable equivalent)	4.00%	3.70%
Net interest margin (fully taxable equivalent)	4.18%	3.98%
Return on average assets	1.31%	1.27%
Return on average equity	9.81%	9.76%
Basic earnings per share	$0.67	$0.60
Diluted earnings per share	$0.67	$0.60

For the Three Months Ended March 31

Net interest income	$6,187	$4,781
Net income	2,186	1,660

Net interest spread (fully taxable equivalent)	4.00%	3.70%
Net interest margin (fully taxable equivalent)	4.18%	3.98%
Return on average assets	1.31%	1.27%
Return on average equity	9.81%	9.76%
Basic earnings per share	$0.67	$0.60
Diluted earnings per share	$0.67	$0.60

As of March 31

Total Assets	$685,529	$530,926
Total loans receivable	479,082	350,128
Allowance for loan losses	5,618	5,780
Total deposits	546,192	397,120
Stockholders' equity	88,861	68,575
Trust assets under management	112,476	117,292

Book value per share	$27.14	$24.78
Equity to total assets	12.96%	12.92%
Allowance to total loans receivable	1.17%	1.65%
Nonperforming loans to total loans	1.88%	2.11%
Nonperforming assets to total assets	1.48%	1.57%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	Dec 31	Sept 30	June 30	March 31
	2012	2011	2011	2011	2011
ASSETS
Cash and due from banks	$14,250	$8,974	$12,472	$9,269	$5,670
Interest-bearing deposits with banks	5,991	12,449	25,577	34,213	13,864
Federal funds sold	0	0	0	1,729	0
Cash and cash equivalents	20,241	21,423	38,049	45,211	19,534

Securities available for sale	148,489	150,263	145,734	152,275	143,104
Securities held to maturity	171	171	171	170	170
Loans receivable (net of unearned Income)	479,082	457,907	454,832	464,646	350,128
Less: Allowance for loan losses	5,618	5,458	5,345	5,267	5,780
Net loans receivable	473,464	452,449	449,487	459,379	344,348
Investment in FHLB stock	3,413	3,593	3,782	3,981	3,193
Bank premises and equipment, net	7,468	7,479	7,601	7,672	4,798
Foreclosed real estate owned	1,143	2,910	3,355	1,755	948
Goodwill and other intangibles	10,475	10,515	10,323	10,364	0
Other assets	20,665	20,011	20,379	22,988	14,831
TOTAL ASSETS	$685,529	$668,814	$678,881	$703,795	$530,926

LIABILITIES
Deposits:
Non-interest bearing demand	$78,339	$71,959	$78,500	$73,718	$62,736
Interest-bearing deposits	467,853	453,808	448,013	464,571	334,384
Total deposits	546,192	525,767	526,513	538,289	397,120
Other borrowings	43,479	49,464	59,692	74,942	60,465
Other liabilities	6,997	5,522	5,763	5,929	4,766
TOTAL LIABILITIES	596,668	580,753	591,968	619,160	462,351

STOCKHOLDERS' EQUITY	88,861	88,061	86,913	84,635	68,575

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$685,529	$668,814	$678,881	$703,795	$530,926

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	Dec 31	Sept 30	June 30	March 31
Three months ended	2012	2011	2011	2011	2011
INTEREST INCOME
Loans receivable, including fees	$6,373	$6,372	$6,521	$5,468	$4,928
Securities	1,026	1,087	1,116	1,135	1,090
Other	4	11	18	16	8
Total Interest income	7,403	7,470	7,655	6,619	6,026

INTEREST EXPENSE
Deposits	961	980	1,054	932	885
Borrowings	255	264	338	369	360
Total Interest expense	1,216	1,244	1,392	1,301	1,245
NET INTEREST INCOME	6,187	6,226	6,263	5,318	4,781
PROVISION FOR LOAN LOSSES	350	500	425	430	220
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,837	5,726	5,838	4,888	4,561

OTHER INCOME
Service charges and fees	554	533	581	592	549
Income from fiduciary activities	98	85	106	105	113
Net realized gains (losses) on sales of securities	402	205	544	12	212
Gains on sale of loans and servicing rights	(6)	(11)	41	98	143
Earnings and proceeds on life insurance	132	133	130	106	94
Other	111	83	104	80	97
Total other income	1,291	1,028	1,506	993	1,208

OTHER EXPENSES
Salaries and employee benefits	2,151	2,136	2,129	1,882	1,701
Occupancy, furniture and equipment , net	487	542	489	408	398
Foreclosed real estate owned	122	170	372	17	19
FDIC insurance assessment	99	76	102	95	120
Other	1,288	1,065	1,262	1,534	1,296
Total other expenses	4,147	3,989	4,354	3,936	3,534

INCOME BEFORE TAX	2,981	2,765	2,990	1,945	2,235
INCOME TAX EXPENSE	795	768	775	461	575
NET INCOME	$2,186	$1,997	$2,215	$1,484	$1,660

Basic earnings per share	$0.67	$0.61	$0.67	$0.50	$0.60

Diluted earnings per share	$0.67	$0.61	$0.67	$0.50	$0.60

Book Value per share	$27.14	$26.81	$26.40	$25.71	$24.78

Return on average equity (annualized)	9.81%	9.03%	10.17%	7.88%	9.76%
Return on average assets (annualized)	1.31%	1.18%	1.28%	1.00%	1.27%

Net interest spread (fte)	4.00%	4.03%	3.94%	3.75%	3.70%
Net interest margin (fte)	4.18%	4.21%	4.13%	3.98%	3.98%

Allowance for loan losses to total loans	1.17%	1.19%	1.18%	1.13%	1.65%
Net charge-offs to average loans (annualized)	0.16%	0.34%	0.30%	1.02%	0.06%
Nonperforming loans to total loans	1.88%	1.71%	1.38%	1.90%	2.11%
Nonperforming assets to total assets	1.48%	1.60%	1.42%	1.50%	1.57%